As filed with the Securities and Exchange Commission on October 21, 2003

Registration No. 333-106825

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERWOVEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0523543
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

803 11th Avenue

Sunnyvale, California 94089

(408) 774-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David M. Allen

Senior Vice President and Chief Financial Officer

Interwoven, Inc.

803 11th Avenue

Sunnyvale, California 94089

(408) 774-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Horace L. Nash, Esq.

William L. Hughes, Esq.

Nicole Harper, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

TERMINATION OF REGISTRATION

The selling stockholders named in the section of this registration statement entitled “Selling Stockholders” have offered and sold all of the securities included in this registration statement. Interwoven, Inc. files this post-effective amendment to terminate this registration statement because Interwoven, Inc. is no longer obligated to keep this registration statement effective under the terms of the Registration Rights Agreement, dated May 30, 2003, among Interwoven, Inc., Venturos AS, Glastad Holding, Ltd. and Gezina AS, which agreement was filed as Exhibit 4.04 to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on the 21st day of October, 2003.

INTERWOVEN, INC.

By:	/s/ David M. Allen

David M. Allen Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

* /s/ Martin W. Brauns Martin W. Brauns	Chairman, President and Chief Executive Officer	October 21, 2003

Principal Financial and Principal Accounting Officer:

/s/ David M. Allen David M. Allen	Senior Vice President and Chief Financial Officer	October 21, 2003

Additional Directors:

* /s/ Ronald E.F. Codd Ronald E.F. Codd	Director	October 21, 2003

* /s/ Frank J. Fanzilli, Jr. Frank J. Fanzilli, Jr.	Director	October 21, 2003

* /s/ Kathryn C. Gould Kathryn C. Gould	Director	October 21, 2003

* /s/ Anthony Zingale Anthony Zingale	Director	October 21, 2003

*By:	/s/ David M. Allen David M. Allen Attorney-In-Fact	October 21, 2003